Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2011

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	National Education Loan Network, Inc.	Nevada	Direct Subsidiary	100%
2	Nelnet Capital LLC	Nebraska	Direct Subsidiary	100%
3	Nelnet Guarantor Solutions, LLC (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Florida	Indirect Subsidiary	100%
4	National Higher Education Loan Program, Inc.	Nebraska	Indirect Subsidiary	100%
5	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100%
6	FirstMark Services, LLC	Colorado	Indirect Subsidiary	100%
7	Health Education Solutions, Inc. (f/k/a ClassCredit, Inc.)	Florida	Indirect Subsidiary	100%
8	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100%
9	Nelnet Management Corporation-1 (formerly Nelnet Student Loan Warehouse Corporation – 1)	Nevada	Indirect Subsidiary	100%
10	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100%
11	Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
12	NHELP-I, LLC	Delaware	Indirect Subsidiary	100%
13	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)	Nebraska	Indirect Subsidiary	100%
14	Nelnet Canada, Inc.	Canada	Indirect Subsidiary	100%
15	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (dba FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100%
16	Nelnet Asset Management, Inc. (f/k/a LoanSTAR Funding Group, Inc.)	Texas	Indirect Subsidiary	100%
17	Nelnet Academic Services, LLC (f/k/a Nelnet Mentor, LLC)	Nebraska	Direct Subsidiary	100%
18	Loanstar Assets GP, LLC	Delaware	Indirect Subsidiary	100%
19	Loanstar Assets LP, LLC	Delaware	Indirect Subsidiary	100%
20	Loanstar Assets Partners, LP	Delaware	Indirect Subsidiary	100%
21	CUnet, LLC	Delaware	Indirect Subsidiary	100%
22	Peterson’s Nelnet, LLC (formerly NELN Acquisition, LLC)	Nebraska	Indirect Subsidiary	100%
23	M & P Building, LLC	Nebraska	Direct/Indirect	100%
24	First National Life Insurance Company of the USA	Nebraska	Indirect Subsidiary	100%
25	Unilink USA, LLC	Nebraska	Indirect Subsidiary	50%
26	Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	50%
27	Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100%
28	Nelnet Diversified Solutions, LLC (formerly NLS Holding Company, LLC)	Nebraska	Direct Subsidiary	100%
29	Nelnet Enrollment Solutions, LLC	Nebraska	Indirect Subsidiary	100%
30	Nelnet Superconduit Funding, LLC	Delaware	Indirect Subsidiary	100%
31	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
32	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100%

33	Cost Effective Technologies, Inc.	Nebraska	Indirect Subsidiary	75%
34	Next Gen Web Solutions, LLC	Nebraska	Indirect Subsidiary	50%
35	Whitetail Rock Capital Management, LLC	Nebraska	Direct Subsidiary	100%
36	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100%
37	Globalnet, LLC	Nebraska	Direct Subsidiary	50%
38	5280 Dynamic Solutions, LLC	Nebraska	Indirect Subsidiary	50%
39	Nelnet B2B Services, LLC	Nebraska	Direct/Indirect	100%
40	NHELP-III, LLC	Delaware	Indirect Subsidiary	100%
41	GCO SLIMS Trust-I	Delaware	Indirect Subsidiary	100%
42	GCO Education Loan Funding Trust-I	Delaware	Indirect Subsidiary	100%
Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.